UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K
___________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

November 15, 2023
Date of Report (Date of earliest event reported)
___________________________

CervoMed Inc.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	001-37942	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Park Plaza, Suite 424 Boston, Massachusetts		02216
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 744-4400

Not applicable
(Former name or former address, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CRVO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                  Entry into a Material Definitive Agreement.

The information provided in Item 5.02 of this current report on Form 8-K is incorporated by reference into this Item 1.01 to the extent applicable.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         Effective November 15, 2023, CervoMed Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with J. William Tanner, Ph.D., the Company’s Chief Financial Officer.

Pursuant and subject to the terms and conditions of the Employment Agreement, Dr. Tanner will serve as the Company’s Chief Financial Officer and receive an initial monthly base salary of $18,000, subject to increase at the discretion of the Company’s board of directors. In addition, in connection with Dr. Tanner’s appointment, he will also receive (i) subject to certain conditions set forth in the Employment Agreement, a sign-on bonus of $75,600, payable upon the earlier of (x) the date on which the Company’s other executive officers receive their annual bonus payment for the 2023 calendar year or (y) March 15, 2024, and (ii) an incentive stock option grant to purchase 32,000 shares of the Company’s common stock. The option will be granted within 30 days of the date of the Employment Agreement, have a 10-year term, and vest on a monthly basis over the 36-month period following the date of grant, subject to Dr. Tanner’s continuous employment with the Company through each applicable vesting date, subject to acceleration or forfeiture upon the occurrence of certain events. During the term of employment, Dr. Tanner will also be eligible to (i) subject to the sole discretion of the Company’s board of directors, earn an annual performance bonus based on the achievement of performance goals and (ii) participate in the Company’s broad-based employee benefit plans, including the Company’s 2015 Equity Incentive Plan, as amended, subject to the terms and conditions of each applicable plan.

The Employment Agreement also provides that, in the event that Dr. Tanner’s employment is terminated by the Company other than for Cause, death or Disability or upon his resignation for Good Reason (as all such capitalized terms are defined in the Employment Agreement), Dr. Tanner will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of any bonus earned during the year of termination, continuation of base salary for nine months, and 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a Change of Control (as defined in the Employment Agreement), then Dr. Tanner will be entitled to receive the same severance benefits as provided above except he will receive (a) a payment equal to 1.5 times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment he received for the year immediately preceding the year in which the termination occurred instead of nine months of base salary continuation and the bonus payments described above and (b) an amount equal to 18 times the monthly COBRA premium for Dr. Tanner and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) would be paid in a lump sum in some cases and partly in a lump sum and partly in installments over 12 months in other cases). In addition, if Dr. Tanner’s employment is terminated by the Company without Cause or by Dr. Tanner for Good Reason, in either case, upon or within 24 months following a Change of Control, Dr. Tanner will be entitled to full vesting of all equity awards received by Dr. Tanner from the Company (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance).

In the event that Dr. Tanner’s employment is terminated due to his death or Disability, Dr. Tanner (or his estate) will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, 12 months of COBRA premium reimbursement and accelerated vesting of (a) all equity awards received in payment of base salary or an annual bonus and (b) with respect to any other equity award, the greater of the portion of the unvested equity award that would have become vested within 12 months after the termination date had no termination occurred and the portion of the unvested equity award that is subject to accelerated vesting (if any) upon such termination under the applicable equity plan or award agreement (with performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 12 months following the termination date or, if longer, such period as provided under the applicable equity plan or award agreement (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

All severance or other separation benefits payable pursuant to the Employment Agreement are subject to the execution and non-revocation of a release of claims by Dr. Tanner or his estate, as applicable.

Dr. Tanner is also subject to certain restrictive covenants, including a non-competition, customer non-solicitation and employee and independent contractor non-solicitation and no hire (each applicable during employment and for a period of 12 to 24 months thereafter, as set forth in the Employment Agreement), as well as confidentiality and non-disparagement restrictions (each applicable during employment and at all times thereafter).

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated November 15, 2023, by and between CervoMed Inc. and J. William Tanner
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2023	CervoMed Inc.

	By:	/s/ William Elder
	Name:	William Elder
	Title:	General Counsel

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